UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

CES SYNERGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55159	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street
 P.O. Box 1299
Crystal Springs, FL 33524

 (Address of principal executive offices) (zip code)

(813) 783-1688

  (Registrant's telephone number, including area code)

  Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

  (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2014, Cross Environmental Services, Inc. (“CES”), a wholly-owned subsidiary of CES Synergies, Inc. (the “Company”), issued an adjustable rate note in the principal amount of $2,800,000 (the “Note”) to Clyde A. Biston, the Company’s chief executive officer. The Note bears interest at an initial rate of 6.15% per year, subject to adjustment on May 25, 2019 and every 60 days thereafter to a rate equal to 4.5% plus the five-year Swap Rate. Interest and principal on the Note will be due in 180 monthly installments commencing May 25, 2014 with the final payment due on or before April 25, 2029.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: April 29, 2014	By:	/s/ Sharon Rosenbauer
Name: Sharon Rosenbauer
Title: Chief Financial Officer